UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 4, 2006

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19084	94-2925073
(Commission File)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 4, 2006 PMC-Sierra, Inc. (“PMC”) completed its previously announced acquisition of Passave, Inc. (“Passave”), a privately held Delaware corporation, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 4, 2006 (the “Merger Agreement”), among PMC, a newly formed direct wholly-owned subsidiary of PMC (the “Merger Sub”), Passave, and a representative of certain securityholders of Passave. PMC acquired Passave by Merger Sub merging with and into Passave, with Passave continuing as the surviving corporation and a wholly-owned subsidiary of PMC. Under the terms of the Merger Agreement, the Company issued shares of its common stock and assumed stock options having a value of $301.0 million for all of the outstanding capital stock, warrants and outstanding stock options of Passave. Included in this amount is $46.5 million related to unvested stock and stock options of Passave, which will be recorded as stock-based compensation over the requisite service period in accordance with FAS 123(R). Of the consideration received by stockholders of Passave, approximately 10% will be held in escrow to satisfy certain indemnification and other obligations. PMC and the securityholders of Passave have agreed to indemnify the other for, among other things, breaches of representations, warranties and covenants of PMC and Passave in the Merger Agreement. PMC-Sierra expects to incur merger costs of approximately $2.95 million in connection with this transaction.

Upon consummation of the transaction, PMC’s stockholders retained approximately 90.5%, and the former Passave securityholders received approximately 9.5%, ownership of PMC, calculated on a fully diluted basis. Some of the shares that PMC issued, or any proceeds from a sale thereof, will be held in escrow pursuant to the terms of the Merger Agreement. Prior to the acquisition, neither Passave nor any of its stockholders had any material relationship with PMC or its subsidiaries, affiliates, officers or directors.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which was previously filed with PMC’s Current Report on Form 8-K on April 10, 2006 and is incorporated herein by reference to Exhibit 2.1 hereto.

In accordance with Item 9.01(b) of Form 8-K, the initial report filed on May 4, 2006 did not include the unaudited pro forma combined financial information of PMC but instead contained an undertaking to file the unaudited pro forma combined financial information with the Securities and Exchange Commission (the “Commission”) within 71 calendar days after the date that the report on the initial Form 8–K was required to be filed. This Form 8-K/A is being filed for the purpose of satisfying PMC’s undertaking to file the pro forma combined financial information. This Form 8-K/A also includes interim financial information for Passave as of, and for the three months ended March 31, 2006.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Audited financial statements of Passave for the three years in the period ended December 31, 2005 were filed as Exhibit 99.1 to PMC’s Current Report on Form 8-K filed on May 4, 2006. Passave’s unaudited condensed consolidated interim financial statements as of March 31, 2006, and for the three months in the periods ended March 31, 2006 and March 31, 2005 are attached hereto as Exhibit 99.1 and are included herein.

(b) Unaudited Pro Forma Financial Information.

Unaudited pro forma condensed combined financial information as of, and for the three months ended, April 2, 2006, and for the year ended December 31, 2005 is attached hereto as Exhibit 99.2.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited condensed consolidated interim financial statements as of March 31, 2006, and for the three months in the periods ended March 31, 2006 and March 31, 2005 for Passave, Inc.

99.2	Unaudited Pro forma financial information as of and for the three months ended April 2, 2006, and for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

/s/ Alan F. Krock
Alan F. Krock
Vice President, Chief Financial Officer and Principal Accounting Officer

Date: July 13, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited condensed consolidated interim financial statements as of March 31, 2006, and for the three months in the periods ended March 31, 2006 and March 31, 2005 for Passave, Inc.

99.2	Unaudited Pro forma financial information as of and for the three months ended April 2, 2006, and for the year ended December 31, 2005.